UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )

    ☒ Filed by the Registrant         ☐ Filed by a Party other than the Registrant

Check the appropriate box:
    ☐ Preliminary Proxy Statement
    ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    ☐ Definitive Proxy Statement
    ☒ Definitive Additional Materials
    ☐ Soliciting Material under §240.14a-12

CNX RESOURCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
    ☒ No fee required.
    ☐ Fee paid previously with preliminary materials.
    ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 5, 2023, CNX’s CEO, Nick DeIuliis, posted the following message on Twitter:
(https://twitter.com/NickDeIuliis/status/1643653533038673924)

On April 5, 2023, CNX’s CEO, Nick DeIuliis, posted the following message on LinkedIn:
(https://www.linkedin.com/posts/nick-deiuliis_cnx-addresses-shareholder-proposal-activity-7049417973396070400-UtbV?utm_source=share&utm_medium=member_desktop)

Important Additional Information Regarding Proxy Solicitation

CNX Resources Corporation (the “Company” or “CNX”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). On March 23, 2023, the Company filed a definitive proxy statement and other related materials with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2023 Annual Meeting (the “2023 Proxy Statement”).

SHAREHOLDERS ARE URGED TO READ THE 2023 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE 2023 ANNUAL MEETING.

Shareholders may obtain, free of charge, copies of the 2023 Proxy Statement and any other documents filed or to be filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.cnx.com) or by writing to the Company’s Secretary as follows:

CNX Resources Corporation
CNX Center
1000 Horizon Vue Drive
Canonsburg, PA 15317

This statement may contain forward-looking statements, estimates and projections within the meaning of the federal securities laws. Statements that are not historical are forward-looking and may include our operational and strategic plans; estimates of gas reserves and resources; projected timing and rates of return of future investments; and projections and estimates of future production, revenues, income, and capital spending. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those statements, estimates and projections. Investors should not place undue reliance on forward-looking statements as a prediction of future actual results. The forward-looking statements in this statement speak only as of the date hereof; we disclaim any obligation to update the statements, and we caution you not to rely on them unduly. Specific factors that could cause future actual results to differ materially from the forward-looking statements are described in detail under the captions "Forward- Looking Statements" and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. Those risk factors discuss, among other matters, pricing volatility or pricing decline for natural gas and natural gas liquids; local, regional and national economic conditions and the impact they may have on our customers; events beyond our control, including a global or domestic health crisis; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; the financial condition of our customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the proposed transaction; and changes in safety, health, environmental and other regulations.